UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14C
INFORMATION STATEMENT

Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☑   Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐   Definitive Information Statement

MINERCO RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☑ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

4. Proposed maximum aggregate value of transaction

5. Total fee paid

☐ Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

MINERCO RESOURCES, INC.

20 Trafalga Square, Suite 455

Nashua, NH 03063

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of Minerco Resources, Inc.:

This Information Statement is furnished to the stockholders of Minerco Resources, Inc., a Nevada corporation (“Minerco” or the “Company”), in connection with our prior receipt of approval by written consent in lieu of a special meeting, of the holder of a majority of our voting securities of an amendment to our Articles of Incorporation (the “Amendment”) to increase the number of authorized shares of common stock from 1,175,000,000 to 2,500,000,000 shares.

On April 5, 2013, Minerco obtained the approval of the Amendment, by written consent of a stockholder that is the record owner of  15,000,000 shares of preferred stock (which preferred stock is entitled to 1,500,000,000 votes), which represents approximately seventy-five percent (75%)  of the voting power of Minerco as of April 5, 2013.  The filing of the Amendment with the Nevada Secretary of State cannot be effectuated until twenty (20) days after the mailing of this Information Statement.

MINERCO IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.   Because the written consent of the holder of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking for a proxy: please do not send us one.

Only stockholders of record at the close of business on April 8, 2013 (the “Record Date”) shall be given a copy of this Information Statement.  The date on which this Information Statement will be sent to stockholders will be on or about April __, 2013.

This Information Statement is for information purposes only. Please read it carefully.

By Order of the Board of Directors

John Powers
Chief Executive Officer

April 8, 2013

This information statement (this “Information Statement”) is being furnished to all holders of the common stock of Minerco in connection with the proposed action by written consent to authorize the approval of an amendment of our Articles of Incorporation to increase the number of authorized shares of common stock from 1,175,000,000 shares to 2,500,000,000 shares.

ITEM 1.

INFORMATION STATEMENT

This Information Statement is being furnished to all holders of the common stock of Minerco, in connection with resolutions of the board of directors, as approved by the written consent of the holder of 75% of the voting rights of the stockholders of Minerco as of the Record Date, and provides public notice of the approval of the Amendment.

The board of directors has unanimously approved the Amendment, and a stockholder owning approximately 75% of the outstanding voting power of Minerco as of the Record Date, has adopted, ratified and approved the proposed actions. No other votes are required or necessary to effectuate the proposed actions.  See the caption "Vote Required for Approval" below. Such action by our stockholder will be effective twenty (20) calendar days after the date this Information Statement is first mailed to our stockholders and after the filing of the Amendment and required notices with the Nevada Secretary of State's office and the State of Nevada.

The Annual Report on Form 10-K for the year ended July 31, 2012, and any reports on Form 8-K and Form 10-Q filed by Minerco during the past year with the Securities and Exchange Commission (the “SEC”) may be viewed on the SEC’s website at www.sec.gov in the Edgar Archives. Minerco is presently current in the filing of all reports required to be filed by it. See the caption “Where You Can Find More Information” below.

QUESTIONS AND ANSWERS REGARDING THE ACTION

Q. WHY HAS THE PROPOSAL BEEN MADE TO AMEND OUR ARTICLES OF INCORPORATION?

A. Our board of directors believes that the authorized shares of common stock remaining available for issuance may not be sufficient to fulfill all of Minerco’s obligations to holders of securities convertible into shares of common stock of Minerco. Accordingly, our board of directors believes that it is in Minerco’s best interests to authorize the increase in the number of authorized shares of common stock as proposed. The increase in the number of authorized shares of common stock is recommended by Minerco’s board of directors in order to provide a sufficient reserve of such shares to fulfill such obligations and for the future growth and needs of Minerco.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION?

A. The board of directors have approved the proposed amendment of our Articles of Incorporation as it is in the best interests of Minerco and the best interests of the current stockholders of Minerco.

Q. WHAT VOTE OF THE STOCKHOLDERS WILL RESULT IN THE PROPOSALS BEING PASSED?

A. To approve the proposal, the affirmative vote of a majority of the voting rights of the common stock and other shares holding voting rights is required.  A consent in favor of the proposal has already been received from a stockholder holding approximately seventy-five percent (75%) of the voting securities of Minerco.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. Minerco will pay for the delivery of this Information Statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: John Powers, Chief Executive Officer of Minerco Resources, Inc., telephone: 603-732-6948

VOTE REQUIRED FOR APPROVAL

The board of directors of Minerco has adopted, ratified and approved the proposal to authorize the Amendment, and a stockholder of the Company holding a majority of the voting power on the Record Date has approved the Amendment.

AMENDMENT OF ARTICLES OF INCORPORATION

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER SHARES OF COMMON STOCK

Purpose: Minerco’s board of directors has unanimously adopted a resolution seeking stockholder approval to authorize an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 1,175,000,000 shares to 2,500,000,000 shares. Minerco’s Articles of Incorporation, as currently in effect, authorizes Minerco to issue up to 1,175,000,000 shares of common stock, par value $0.001 per share. The board of directors has proposed an increase in the number of authorized shares of the common stock of Minerco and a stockholder holding a majority of the outstanding voting power has approved the filing of the Amendment.  Upon the filing of the Amendment, Minerco will be authorized to issue 2,500,000,000 shares of common stock and the authorized number of shares of preferred stock, will remain the same.

The board of directors believes that authorizing this increase in the number of authorized shares of common stock is in the best interest of Minerco and its stockholders in that it could be  obligated to issue common stock  upon conversion of certain existing outstanding convertible debt and preferred stock in excess of the amount authorized  and it will provide the Company with available shares that could be issued for various corporate purposes which may be identified in the future, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings.  On April 5, 2013, Minerco had 1,988,862 shares of common stock available for issuance after taking into account all shares reserved of convertible securities which we believe may not be sufficient to satisfy all outstanding debt obligations

On March 25, 2013, we had debt in outstanding principal balance of $858,047 convertible into shares of common stock based upon the closing price of our stock on the conversion date ranging between 35% and 60% of the closing price of the stock. In addition, our Series A preferred shares converts into shares of common stock at a rate of 10 shares of common stock for each share of preferred stock Since the debt does not convert at a fixed conversion price it is difficult for us to accurately quantify the number of shares that we will be required to issue upon such conversions. Using the March 25, 2013 numbers, if all of the Company’s outstanding debt, warrants and all of our preferred stock were to convert to common stock, we would be required to issue approximately an additional 1,100,000,000 shares, which would exceed the number of shares currently available for issuance (even when including the existing “reserves” for certain convertible notes). If the stock price were to drop to $0.001 per share, we would be required to issue approximately an additional 2,100,000,000 shares of our common stock to cover all of our current obligations. The board of directors believes that it is in Minerco's and Minerco's stockholders' best interests to authorize it to increase the availability of additional authorized but unissued capital stock to enable Minerco to promptly take advantage of market conditions and the availability of favorable opportunities without delay and expense associated with holding a special meeting of stockholders and to enable it to meet any obligations it may have to issue shares of common stock.

The board of directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purpose other than the issuance of shares upon conversion of existing debt and other outstanding convertible securities in accordance with their respective terms. Although Minerco has no other current financing plans or understandings, agreements or commitments for financing, if an opportunity should present itself, Minerco may issue shares of common stock in connection with such a financing.  The increased capital will provide the board of directors with the ability to issue additional shares of stock without further vote of the stockholders of Minerco, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of Minerco are then listed. Under Minerco’s Articles of Incorporation, the Minerco stockholders do not have preemptive rights to subscribe to additional securities which may be issued by Minerco, which means that current stockholders do not have a prior right to purchase any new issuance of capital stock of Minerco in order to maintain their proportionate ownership of Minerco's stock.

Effect:  Issuance of any additional shares of common stock would both dilute the equity interest and the earnings per share of existing holders of the Company’s common stock. Such dilution may be substantial depending upon the amount of shares issued. The newly authorized shares will have voting and other rights identical to those of the currently issued common stock.  However, the increase could have a dilutive effect on the voting power of existing stockholders.

The authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the board of directors. For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control of Minerco by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the board of directors determines is not in the best interests of Minerco and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging the initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for Minerco stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting Minerco’s current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of Minerco’s business. However, the board of directors is not aware of any attempt to take control of Minerco and the board of directors did not propose the increase in Minerco's authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock.  Each share of common stock will continue to entitle its owner to one vote.

As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The board of directors fixed the close of business on April 10, 2013 as the record date for the determination of the stockholders entitled to notice of the action by written consent.

As of April 5, 2013, Minerco had issued and outstanding 497,094,429 shares of common stock and 15,000,000 shares of preferred stock outstanding, each share of preferred stock is entitled to one hundred votes per share. A stockholder holding 15,000,000 shares of preferred stock that has 1,500,000,000 votes representing seventy-five percent (75%) of voting rights of the securities of Minerco, as of the Record Date, has consented to the action required to authorize the Amendment.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of April 5, 2013, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company’s common stock; (ii) all directors and executive officers; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. The table also sets forth information concerning the ownership of the Company’s Series A preferred stock as of April 5, 2013 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company’s common stock; (ii) all directors and executive officers; and (iii) directors and executive officers of the Company as a group.  As of April 5, 2013, there were 497,094,429 shares of common stock issued and outstanding and 15,000,000 shares of Series A preferred stock issued and outstanding.  Each share of Series A preferred stock is entitled to 100 votes and converts into 10 shares of common stock.  V. Scott Vanis, our sole director, owns all of the outstanding Series A preferred stock.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned (1)	Preferred Shares Beneficially Owned	Percent of Outstanding Voting Securities

John Power	15,000,000		<1%

V. Scott Vanis(1)	1,500,000,000	15,000,000	75%

WHC Capital, LLC.	35,000,000		2%

Asher Enterprises, Inc.	50,142,857		3%

All directors and officers as a group (2)	15,000,000	15,000,000	76%

(1)	The Series A Preferred Shares owned by Mr. Vanis entitle him to 100 votes for each share of Series A preferred stock for a total of 1,500,000,000 votes

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in any action covered by the related resolutions adopted by the board of directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our Company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

STATEMENT DELIVERY
 Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices at 20 Trafalga Square, Suite 455, Nashua, New Hampshire 03063 stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Dated: April 8, 2013

By Order of the Board of Directors

V. Scott Vanis, Director

APPENDICES

Exhibit A –	Written Consent of the Majority Stockholder

Exhibit B –	Amendment to Articles of Incorporation

Exhibit A
STATEMENT OF ACTION
BY WRITTEN CONSENT OF THE
MAJORITY STOCKHOLDER OF
MINERCO RESOURCES, INC.

The undersigned, being the majority stockholder of Minerco Resources, Inc., a Nevada corporation (the "Corporation"), and acting hereunder without the convening of a formal meeting pursuant to Section 78.315 of the Nevada Revised Statutes, does hereby consent in writing to and adopt the following resolutions:

RESOLVED, that the Certificate of Amendment to the Articles of Incorporation of the Corporation, in the form attached hereto (the “Amendment”), be, and hereby is, approved and the appropriate officers of the Corporation be, and hereby are, authorized, empowered and directed to file the Amendment on behalf of the Corporation with the Secretary of State of the State of Nevada and to make all filings necessary in connection therewith with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned majority stockholder of the Corporation has executed this Statement of Action by Written Consent as of the 5th day of April, 2013.

V. Scott Vanis

A-1

Exhibit B

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporation
Pursuant to NRS 78.385 and 78.390 - (After issuance of Stock)

1. Name of the corporation:
Minerco Resources, Inc.

2. The articles have been amended as follows (provide article number if available):

Section 3. shall be amended as follows:

Effective as of April ___, 2013, the authorized common stock of the Corporation shall be 2,500,000,000 shares.”

The par value of the common shares will remain $0.001 and the shares of preferred stock authorized shall remain 25,000,000,000.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power or such greater proportion of the voting power as may be required in the case of a vote by classes or series , or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: April 5, 2013

4. Effective date of filing (optional): April ___, 2013

5. Signature: (required) Signature of Officer

*if any proposed amendment would alter or change any preference or any relative to other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

B-1